AXA EQUITABLE LIFE INSURANCE COMPANY

                         GUARANTEED INCOME BENEFIT RIDER


This Rider is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. There are new definitions in this Rider which are introduced below. In this Rider, "we", "our" and "us" mean AXA Equitable Life Insurance Company, "you" and "your" mean the Owner and "Rider" means this Rider.

The Effective Date of this Rider is your Contract Date.

I.    THIS RIDER'S GUARANTEED INCOME BENEFIT

      Subject to the terms and conditions of this Rider, you will receive a Guaranteed Income Benefit (GIB) with this flexible premium deferred fixed and variable Annuity Contract as described below. The GIB is derived from a benefit base as described in Section II of this Rider. You must allocate amounts to the Protection with Investment Performance Account Investment Options to create a GIB Benefit Base and in order to receive benefits under this Rider. THE GIB BENEFIT BASE IS USED SOLELY TO CALCULATE THE GIB DESCRIBED IN THIS RIDER, AND ITS CHARGE, AND DOES NOT PROVIDE A CASH VALUE OR ANY MINIMUM ACCOUNT VALUE OR ANY DEATH BENEFIT AND CANNOT BE WITHDRAWN. Withdrawals from your Protection with Investment Performance Account Value will cause an adjustment to your GIB Benefit Base as described in Section
      II. D. of this Rider.

      Your lifetime "GIB Annual Payment Amount," as described in Section II. E. under this Rider begins at the earliest of 1) the Contract Date Anniversary following the date your Protection with Investment Performance Account Value falls to zero, except as a result of an Excess Withdrawal, or 2) the Contract Date Anniversary following your [95th] birthday, or 3) the Contract Maturity Date. Prior to the commencement of lifetime annual GIB Payments, after your [first] Contract Date Anniversary, withdrawals each Contract Year from the Protection with Investment Performance Account Value that do not exceed your "GIB Annual Withdrawal Amount" as described in Section II. E., will not reduce your beginning of Contract Year GIB Benefit Base. Protection with Investment Performance Account Value, GIB Annual Withdrawal Amount, Benefit Base, and the Effect of Withdrawals on your GIB Benefit Base are described in Section II of this Rider.

      The purpose of the GIB provided under this Rider is to provide security through a stream of periodic payments to you. Your GIB Rider will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Owner meets the qualifications specified in the Termination Provision of this Rider (Section IV).

      [The terms and conditions of a spouse's right to continue this Contract upon the death of the Owner of this Contract ("Spousal Continuation") are described in the Endorsement Applicable to [Non-Qualified] Contracts.]

II.   OPERATION OF THE GUARANTEED INCOME BENEFIT

         A.   ANNUITY ACCOUNT VALUE


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              "Annuity Account Value" as defined in Section 1.02 of your
              Contract means the sum of (i) your "Protection with Investment Performance Account Value" and (ii) your "Investment Performance Account Value."

              "Protection with Investment Performance Account Value" means the sum of the amounts held for you in the Protection with Investment Performance Account Investment Options and, if you have elected the Special [Money Market] Dollar Cost Averaging Program, the portion of the account for Special [Money Market] Dollar Cost Averaging designated for transfers to the Protection with Investment Performance Account Investment Options. While Contributions and transfers to your Protection with Investment Performance Account Value create or increase your GIB Benefit Base as described in this Rider, your Protection with Investment Performance Account Value itself is not a guaranteed value. Your Protection with Investment Performance Account Value is subject to Investment Fund performance as described in Sections 1.13 and 2.03 of your Contract.

              "Investment Performance Account Value" means the sum of amounts held for you in the Investment Performance Account Investment Options and, if you have elected the Special [Money Market] Dollar Cost Averaging Program, the portion of the account for Special [Money Market] Dollar Cost Averaging designated for transfers to the Investment Performance Account Investment Options.

              The initial Protection with Investment Performance Account Investment Options and Investment Performance Account Investment Options are shown in the Data Pages. All terms and conditions of the Contract applicable to Investment Options apply to the Protection with Investment Performance Account Investment Options and Investment Performance Account Investment Options. [Additional terms and conditions applicable to your Protection with Investment Performance Account Investment Options are described in the "Endorsement Applicable to Protection with Investment Performance Account Investment Options and the Endorsement Applicable to Special [Money Market] Dollar Cost Averaging."]

      B.      GIB ANNUAL WITHDRAWAL AMOUNT

              The "GIB Annual Withdrawal Amount" for each Contract Year is equal to (i) the GIB Benefit Base at the beginning of the Contract Year [minus any Contributions or transfers to the Protection with Investment Performance Account Investment Options during the [four] prior Contract Years,] multiplied by (ii) the Annual Rollup Rate in effect for the first day of the Contract Year. There is no GIB Annual Withdrawal Amount before the [first] Contract Date Anniversary, or if later, in the Contract Year that the Protection with Investment Performance Account Value is first created. "GIB Benefit Base" and "Annual Rollup Rate" are defined below.

      C.      AUTOMATIC PAYMENT PLAN

              "Automatic Payment Plan" means a plan for periodic withdrawals up to the GIB Annual Withdrawal Amount each Contract Year beginning at any time after the [first] Contract Date Anniversary.

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      D.      GIB BENEFIT BASE

              Your GIB Benefit Base is used to determine your GIB Annual Withdrawal Amount and any GIB Annual Payment Amount that may become payable if your Protection with Investment Performance Account Value falls to zero as described below. Your GIB Benefit Base is also used to determine the cost of this Rider as described in Section V. Your GIB Benefit Base is created or increased by allocating a Contribution as described in Part III of your Contract ("Contributions and Allocations") to a Protection with Investment Performance Account Investment Option or making a transfer, as described in Part IV of your Contract ("Transfers Among Investment Options"), from a Investment Performance Account Investment Option to a Protection with Investment Performance Account Investment Option. While this Rider is in effect, once amounts are allocated or transferred to the Protection with Investment Performance Account Investment Options, they may be transferred only among Protection with Investment Performance Account Investment Options. Additional transfer rules are described in the Data Pages.

              Your initial GIB Benefit Base is equal to your initial Contribution or transfer, whichever comes first, to the Protection with Investment Performance Account Investment Options. Thereafter, your GIB Benefit Base will increase by the dollar amount of any subsequent Contribution or transfer to the Protection with Investment Performance Account Investment Options, and your Benefit Base is adjusted for withdrawals as described below. The way we calculate your GIB Benefit Base is more fully described below.

              [THE FOLLOWING TEXT WILL APPEAR WHEN THE CONTRACT OWNER ELECTS THE CP CONTRACT WITH GIB] [Any Credits provided under your Endorsement Applicable to Credits Applied to Annuity Account Value are not used for purposes of determining your Benefit Base. When you make a Contribution to the Protection with Investment Performance Account Value, only the amount of the Contribution, excluding any Credits, is included in determination of the Benefit Base. When you make a transfer from the Investment Performance Account Value to the Protection with Investment Performance Account Investment Options, the amount of any Credits that had been applied to the Investment Performance Account Value are considered transferred first and are not included in determination of the Benefit Base. Transfers to the Protection with Investment Performance Account Value do not increase the Benefit Base until an amount equal to the total amount of all Credits (before any earnings thereon) that were applied to the Investment Performance Account Value have been transferred to the Protection with Investment Performance Account Value.]

              Your Investment Performance Account Value is not used for purposes of determining your GIB Benefit Base, including any Automatic Reset thereof, or your GIB Annual Withdrawal Amount defined below. If we discontinue transfers and Contributions to the Protection with Investment Performance Account Investment Options, you will not, thereafter, be able to create or add to the GIB Benefit Base.

                    ANNUAL ROLLUP RATE

                    Annual Rollup Rate" is used to calculate your GIB Annual Withdrawal Amount and means the effective [annual] rate resulting from the Ten Year Treasuries Rollup Formula

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                    Rate specified in the Data Pages. [Your initial Annual
                    Rollup Rate is shown in the Data Pages and is reset [each Contract Date Anniversary] as described in the Data Pages.] The rollup ends on the Contract Date Anniversary following your [95th] birthday. The Annual Rollup Rate is used to calculate (i) your GIB Annual Withdrawal Amount and (ii) unless the Deferral Bonus Rate described below applies, your GIB Annual Rollup Amount.

                          DEFERRAL BONUS ROLLUP RATE

                          A Deferral Bonus Rollup Rate resulting from the Deferral Bonus Ten Year Treasuries Formula Rate specified in the Data Pages is used to calculate amounts credited to your GIB Benefit Base and applies to your GIB Benefit Base until a withdrawal is made from your Protection with Investment Performance Account Value. [While the Deferral Bonus Rollup Rate applies, it is reset each Contract Year.] Once a withdrawal is made from your Protection with Investment Performance Account Value, the the Deferral Bonus Rollup Rate no longer applies in the Contract Year that the withdrawal is made and all subsequent Contract Years. A Deferral Bonus Rollup Rate has no effect on your GIB Annual Withdrawal Amount.

                    ANNUAL ROLLUP AMOUNT

                    The "Annual Rollup Amount" for purposes of adjusting the GIB Benefit Base on a Contract Date Anniversary is equal to the GIB Benefit Base on the preceding Contract Date Anniversary multiplied by the Annual Rollup Rate in effect for the first day of the Contract Year plus a prorated Annual Rollup Amount for any Contributions or transfers to the Protection with Investment Performance Account Investment Options during the Contract Year. The prorated Annual Rollup Amount is equal to the full Annual Rollup Amount for the Contribution or transfer (that is, the amount resulting from application of the Annual Rollup Rate for the first day of the Contract Year to the amount of your Contribution or transfer) multiplied by a fraction, the numerator of which is the number of days remaining in the Contract Year and the denominator of which is 365, or 366 in a leap year.

                          DEFERRAL BONUS ROLLUP AMOUNT

                          The "Deferral Bonus Rollup Amount" for purposes of adjusting the GIB Benefit Base on a Contract Date Anniversary is equal to the GIB Benefit Base on the preceding Contract Date Anniversary multiplied by the Deferral Bonus Rollup Rate in effect for the first day of the Contract Year plus a prorated Deferral Bonus Rollup Amount for any Contributions or transfers to the Protection with Investment Performance Account Investment Options during the Contract Year. The prorated Deferral Bonus Rollup Amount is equal to the full Deferral Bonus Rollup Amount for the Contribution or transfer (that is, the amount resulting from application of the Deferral Bonus Rollup Rate for the first day of the Contract Year to the amount of your Contribution or transfer) multiplied by a fraction, the numerator of which is the number of days remaining in the Contract Year and the denominator of which is 365, or 366 in a leap year. Once a withdrawal is made

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                          from your Protection with Investment Performance
                          Account Value, no Deferral Bonus Rollup Amount adjustment is made to your GIB Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years.


                    ANNUAL ADJUSTMENT OF THE GIB BENEFIT BASE WITH THE ANNUAL ROLLUP AMOUNT

                    Your GIB Benefit Base is adjusted on each Contract Date Anniversary to equal:

                    (i) the GIB Benefit Base at the beginning of the Contract Year, plus
                    (ii) Contributions and transfers to the Protection with Investment Performance Account Investment Options during the Contract Year, minus
                    (iii) any adjustments during the Contract Year for Excess
                          Withdrawals (defined below) from the Protection with Investment Performance Account Value during the Contract Year, [including for any required minimum distribution withdrawal not taken through our Automatic RMD Withdrawal Service, in excess of your GIB Annual Withdrawal Amount, minus
                    (iv) any required minimum distribution withdrawals taken through our Automatic RMD Withdrawal Service (which are not treated as Excess Withdrawals) from your Protection with Investment Performance Account Value during the Contract Year to the extent such withdrawals exceed Annual Withdrawal Amounts withdrawals from the Protection with Investment Performance Account Value] during the Contract Year, plus
                    (v) the Annual Rollup Amount for the Contract Date Anniversary reduced by any withdrawals up to the GIB Annual Withdrawal Amount.

                          ANNUAL ADJUSTMENT OF THE GIB BENEFIT BASE WITH THE DEFERRAL BONUS ROLLUP AMOUNT

                          Prior to taking a withdrawal under your Contract from the Protection with Investment Performance Account Value, instead of the adjustment described above, your GIB Benefit Base is adjusted on each Contract Date Anniversary to equal:

                          (i) the GIB Benefit Base at the beginning of the Contract Year, plus
                          (ii) Contributions and transfers to the Protection with Investment Performance Account Investment Options during the Contract Year, plus
                          (iii) the Deferral Bonus Rollup Amount for the
                                Contract Date Anniversary.

                          Once a withdrawal is made from the Protection with Investment Performance Account Value under your Contract, no Deferral Bonus Rollup Amount adjustment is made to your GIB Benefit Base in the Contract Year of the withdrawal and all subsequent Contract Years. In those Contract Years, any adjustment to your GIB Benefit Base will be done according to the provision above entitled "Annual Adjustment of the GIB Benefit Base with the Annual Rollup Amount."


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                    ADJUSTMENT OF THE BENEFIT BASE FOR WITHDRAWALS; EXCESS
                    WITHDRAWALS

                    Except as provided in the next two paragraphs, a withdrawal from the Protection with Investment Performance Account Value reduces the GIB Benefit Base on a pro rata basis. A pro-rata reduction is determined as follows: 1) Divide the amount of your withdrawal that exceeds your GIB Annual Withdrawal Amount by your Annuity Account Value in the Protection with Investment Performance Account Value immediately preceding the withdrawal; 2) Multiply the fraction calculated in (1) by the amount of your Benefit Base immediately preceding the withdrawal. This is the amount of the pro-rata reduction. We will make this reduction as of the Transaction Date of each withdrawal.

                    Beginning [in the second Contract Year], withdrawals from the Protection with Investment Performance Account Value during a Contract Year do not reduce the GIB Benefit Base to the extent that the total of such withdrawals does not exceed the GIB Annual Withdrawal Amount for that Contract Year. Instead, such withdrawals reduce the Annual Rollup Amount to be added to the GIB Benefit Base on the Contract Date Anniversary on a dollar for dollar basis, as described above.

                    In any Contract Year, a required minimum distribution withdrawal that is taken through our Automatic RMD Withdrawal Service ("RMD Withdrawal") from the Protection with Investment Performance Account Value in excess of the GIB Annual Withdrawal Amount that is needed to meet a Required Minimum Distribution as described in "Lifetime Required Minimum Distributions" in Section III of this Rider reduces the GIB Benefit Base dollar for dollar.

                    "Excess Withdrawal" means the amount of any withdrawal or portion of any withdrawal taken from the Protection with Investment Performance Account Value in a Contract Year that together with all other withdrawals exceeds the GIB Annual Withdrawal Amount for that Contract Year. All withdrawals [made prior to the second Contract Year] are "Excess Withdrawals." [An RMD Withdrawal is not an Excess Withdrawal when the Automatic RMD Withdrawal Service is elected for lifetime RMD payments as described in Section III.] An Excess Withdrawal may reduce future benefits by more than the dollar amount of the excess withdrawal(s). "Future benefits" means Annual Withdrawal Amount withdrawals and Lifetime GIB Payments. You may contact your financial professional or the Processing Office to determine if, as of that date, a contemplated withdrawal amount would cause an Excess Withdrawal.

                    AUTOMATIC RESET OF THE GIB BENEFIT BASE

                    On the [third] Contract Date Anniversary that follows the Contract Date and each [third] Contract Date Anniversary thereafter, your GIB Benefit Base will reset automatically to equal the Protection with Investment Performance Account Value on that Contract Date Anniversary, if the Protection with Investment Performance Account Value is greater than the GIB Benefit Base. The Annual or Deferral Bonus (whichever applies) Rollup continues on your reset GIB Benefit Base. Resets do not occur after the Contract Date Anniversary following your [95th] birthday, or your Maturity Date, if earlier.

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                    We may increase the charge for this Rider up to the maximum charge provided in Section V of this Rider. We will apply the higher charge only if your Benefit Base increases due to a reset. The new charge will remain in effect for the duration of the Rider, subject to any further charge increase within the maximum provided in Section V. We will notify you of the increase in charge at least [45] days prior to the effective date of the increase. You will be provided the opportunity to opt-out of that reset and any future resets. Opting out of a reset will not change the date for future automatic resets if you choose to opt back in. If you opt out of resets, you may opt back in any time [30 days] after the Contract Date Anniversary on which you opted out. You will have until [30 days] before the date the next reset is scheduled to occur to opt back in to automatic resets. Upon a reset following such opt-in, the charge for this rider will increase to the charge we have in effect at that time. Your request to opt out or opt in must be in writing in a form we accept and received by us within the above time limits. [Any request to opt out or opt in will be applicable to this Rider and your "Greater of" Death Benefit Rider.]

      E. EFFECT OF YOUR PROTECTION WITH INVESTMENT PERFORMANCE ACCOUNT VALUE FALLING TO ZERO (LIFETIME GIB PAYMENTS AND THE BENEFIT TRANSACTION DATE)

             The "Benefit Transaction Date" is the transaction date on which either of the following happens while you are living and this Rider is in effect: (i) you make a withdrawal for an amount that is equal to or exceeds the Protection with Investment Performance Account Value, but is not an Excess Withdrawal, or (ii) the Protection with Investment Performance Account Value falls to zero due to a) the deduction of a Contract charge, or b) performance of the underlying Investment Fund(s). Except as provided under the Maximum Payment Plan, below, on the Benefit Transaction Date, we will pay you any remaining GIB Annual Withdrawal Amount for that Contract Year. Payment of the Lifetime GIB Amount will commence in the next Contract Year.

             The "Lifetime GIB Payment Amount" is based upon your GIB Benefit Base on the Benefit Transaction Date. We determine the GIB Benefit Base on the Benefit Transaction Date as though the Benefit Transaction Date is the Contract Date Anniversary. The Lifetime GIB Payment Amount is equal to the Benefit Base multiplied by the applicable GIB Payment Factor shown in the Table below. Payments will be made on a single life basis unless you elect payments on a joint life basis, with your spouse as the joint life payee. Joint life payments are based on the younger spouse's age. You must notify us of this election within [30 days] following the Benefit Transaction Date.

                                GIB PAYMENT TABLE

             -------------------------------------------------------------------
             Age on Benefit                         GIB Payment Factor
             Transaction Date                    Applied to GIB Benefit Base

                                                Single Life          Joint Life
             -------------------------------------------------------------------
             Up to Age [85                      [4%                  3.25%
             -------------------------------------------------------------------
             Ages 86 - 94                       5%                   4.00
             -------------------------------------------------------------------
             Age 95]                            6%                   4.50]
             -------------------------------------------------------------------

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             While you have Investment Performance Account Value remaining, you will receive GIB payments under this Rider.

             If on the Benefit Transaction Date or thereafter, you have no Investment Performance Account Value, your Contract will be cancelled and a supplementary life annuity contract providing annual lifetime payments equal to your GIB Payment Amount will be issued to you. If you have Investment Performance Account Value remaining under your Contract on your Maturity Date, and you have been receiving GIB Payments under this Rider, your Contract will be cancelled and a supplementary contract will be issued to you.

             If, on the Benefit Transaction Date, you were taking payments through an Automatic Payment Plan, the frequency of payments after the Benefit Transaction Date is as described in Section III of this Rider.

             Beginning in the Contract Year following the Benefit Transaction Date you will begin to receive the Lifetime GIB Payment Amount.

             When a supplementary life annuity contract is issued pursuant to this Rider on a Single Life basis you will be the Owner and Annuitant when a supplementary life annuity contract is issued on a Single Life basis. If you elected a Joint Life Contract, we will issue the supplementary contract with you as the Owner and Annuitant and your spouse as the Joint Annuitant.

III.   WITHDRAWALS UNDER AUTOMATIC PAYMENT PLANS

Withdrawals under an Automatic Payment Plan may [not] start [sooner than five years] after your Contract Date.

You may elect to receive automatic payments based on any of the following frequencies: [monthly, quarterly or annually]. The frequency you elect determines the amount of the GIB Annual Withdrawal Amount you receive on each scheduled payment date. Amounts are withdrawn from the Protection with Investment Performance Account Investment Options on a pro-rata basis.

You may elect one of the following Automatic Payment Plans to receive your GIB Annual Withdrawal Amount. If you take a lump sum withdrawal once you have elected an Automatic Payment Plan, the Plan will terminate for that and subsequent Contract Years. You may re-elect an Automatic Payment Plan in the following Contract Year.

             MAXIMUM PAYMENT PLAN: The Maximum Payment Plan withdraws the full GIB Annual Withdrawal Amount each Contract Year. Payments are based on the frequency you elect under this plan. Each scheduled payment is equal to the remaining GIB Annual Withdrawal Amount divided by the number of scheduled payments remaining per Contract Year. Any payments that are to be made in the same Contract Year that the Protection with Investment Performance Account Value falls to zero as described in this Rider, will continue on the same frequency. After the Contract Date Anniversary following the Benefit Transaction Date, the GIB Annual Payment Amount described in
             Section II will continue in the same frequency.

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             CUSTOMIZED PAYMENT PLAN: The Customized Payment Plan options withdraw from your Protection with Investment Performance Account Value a percentage or a fixed dollar amount of your beginning of Contract Year GIB Benefit Base, not to exceed your Annual Withdrawal Amount. Payments are based on the amount and frequency of the payment you elect under this plan. If a withdrawal is taken from your Protection with Investment Performance Account Value in the same Contract Year prior to enrollment in the Customized Payment Plan, this withdrawal will not be factored into determining your GIB Annual Withdrawal Amount for purposes of the Customized Payment Plan and may cause an Excess Withdrawal. If payments are to be made after your Protection with Investment Performance Account Value falls to zero , while you are taking payments under the Customized Payment Plan, then the remaining balance of the GIB Annual Withdrawal Amount for the Contract Year in which your Protection with Investment Performance Account Value fell to zero will be paid in a lump sum on the Benefit Transaction Date. Payments equal to your GIB Annual Payment Amount will commence in the same frequency as in effect on the Benefit Transaction Date beginning on the next Contract Date Anniversary.

      LIFETIME REQUIRED MINIMUM DISTRIBUTIONS

      [When the lifetime Required Minimum Distribution ("RMD") Rules apply to your Contract, and you elect our Automatic RMD Withdrawal Service, any lifetime RMD payment we make to you under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal.] When you elect our Automatic RMD Withdrawal Service, amounts from both your Protection with Investment Performance Account Value and Investment Performance Account Value are used to determine your lifetime RMD amount each year.

      If you elect either of our Automatic Payment Plans (the Maximum Payment Plan or the Customized Payment Plan) and our Automatic RMD Withdrawal Service, and if the GIB Annual Withdrawal Amount is insufficient to satisfy the RMD amount, we will withdraw the remainder of the RMD amount from the Investment Performance Account Value, if any. If the sum of the GIB Annual Withdrawal Amount and the Investment Performance Account Value is still insufficient to satisfy the RMD amount, we will make a payment in addition to the GIB Annual Withdrawal Amount from the Account for Special Money Market Dollar Cost Averaging, if necessary to meet the lifetime RMD amount for the calendar year for this Contract. If the sum of the GIB Annual Withdrawal Amount, the Investment Performance Account Value and the Account for Special Money Market Dollar Cost Averaging is still insufficient to satisfy the RMD amount, we will make an additional payment from the Protection with Investment Performance Account Value if necessary to meet the lifetime RMD amount for the calendar year for this Contract. The combined Automatic Payment Plan payments and additional RMD Withdrawal needed to meet your lifetime RMD payment will not be treated as Excess Withdrawals. However, any lump sum withdrawals from the Protection with Investment Performance Account Value (other than or in addition to this additional RMD Withdrawal from the Protection with Investment Performance Account Value necessary to satisfy the RMD amount) taken in the same Contract Year will be treated as an Excess Withdrawal.


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      If you elect our Automatic RMD Withdrawal Service and do not elect one of our Automatic Payment Plans, that is, you elect to take your GIB Annual Withdrawal Amount in lump sum withdrawals, if the GIB Annual Withdrawal Amount is insufficient to satisfy the RMD amount, we will withdraw the remainder from the Investment Performance Account Value, if any. If the sum of the GIB Annual Withdrawal Amount and Investment Performance Account Value is insufficient to satisfy the RMD amount, we will make an additional amount from your Account for Special Money Market Dollar Cost Averaging, if applicable, if necessary to meet the lifetime RMD amount for the calendar year for this Contract. If the sum of the GIB Annual Withdrawal Amount, the Investment Performance Account Value, and the Account for Special Money Market Dollar Cost Averaging, if applicable, is insufficient to satisfy the RMD amount then we will make an additional withdrawal from your Protection with Investment Performance Account Value if necessary to meet the lifetime RMD amount for the calendar year for this Contract. [Any lifetime RMD amount withdrawal you make under our Automatic RMD Withdrawal Service will not be treated as an Excess Withdrawal. However,] any lump sum withdrawals from the Protection with Investment Performance Account Value which exceed your Annual Withdrawal Amount (other than in addition to this additional payment from the Protection with Investment Performance Account Value necessary to satisfy the RMD amount) taken in the same Contract Year will be treated as an Excess Withdrawal.

      [If you do not elect our Automatic RMD Withdrawal Service and] if your GIB Annual Withdrawal Amount is insufficient to satisfy the RMD amount, any additional withdrawal taken in the same Contract Year from your Protection with Investment Performance Account Value will be treated as an Excess Withdrawal.


IV.   GIB AT THE MATURITY DATE

[FOR NQ CONTRACTS ONLY] [If you are older than the Annuitant named under this Contract, your Maturity Date is the Contract Date Anniversary following your attainment of Age [95].]

At the Maturity Date, for amounts under your Contract allocated to your Investment Performance Account Value you may elect (i) to apply such amounts to an Annuity Benefit in any form we are then offering as described in Part VII of the Contract; or (ii) to receive a lump sum distribution of the Investment Performance Account Value. If you do not make an election for your Performance Account Value at the Maturity Date, we will apply such amounts as described in
Part VII of the Contract.

Unless a Benefit Transaction Date has occurred, at the Maturity Date, for amounts under your Contract allocated to your Protection with Investment Performance Account Value, you may elect to receive GIB Payments resulting from the application of the [6%] GIB Payment Factor shown in the GIB Payment Table to the GIB Benefit Base, as described in Section II. E of this Rider. If you elect payments on a joint life basis, the joint life must be your spouse and the joint life factor will be based on the age of the younger joint life at the Maturity Date, reduced as shown in the GIB Payment Table. You may instead elect to receive your Protection with Investment Performance Account Value in a lump sum distribution or in the form of an Annuity Benefit under Part VII of the Contract. If you so elect, then your Contract, including this GIB Rider, will terminate.

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If you do not make an election for your Protection with Investment Performance
Account Value at the Maturity Date, we will apply the Protection with Investment Performance Account Value to either (i) or (ii) described below, whichever provides a greater payment:

(i) the Normal Form of Annuity Benefit as described in Part VII of the Contract, or
(ii) a supplementary contract under which we make annual payments in the amount resulting from the application of the [6%] GIB Payment Factor shown in the GIB Payment Table to the GIB Benefit Base, as described in Section
      II. E of this Rider, on a single life basis.


V.    THE COST OF THIS RIDER

The current charge for this benefit is [0.95%] of the GIB Benefit Base on your Contract Date Anniversary. The maximum charge upon reset for this benefit is [1.25%] of the Rider's Benefit Base.

We will determine and deduct the above charge annually from your Protection with Investment Performance Account Value on each Contract Date Anniversary for which the Rider is in effect. We will deduct the above charge for the portion of any Contract Year in which this Rider is terminated pursuant to Section VI of this Rider, a Death Benefit is paid pursuant to Section 6.02 of the Contract, the Annuity Account Value is applied to purchase an Annuity Benefit pursuant to
Section 7.05 of the Contract, or the Contract is surrendered pursuant to Section
5.02 of the Contract.

The above charge will be deducted from the Annuity Account Value in the Protection Account Investment Options on a pro rata basis.

On the Benefit Transaction Date described in Section II. E. the charge for this benefit terminates.

VI.   TERMINATION OF THIS RIDER

This Rider may be terminated on either an automatic or voluntary basis. Automatic Terminations are described in the following paragraphs. Voluntary Terminations are described in the "Endorsement Applicable to the Termination of an Optional Guaranteed Income Benefit and/or the Termination of an Optional Guaranteed Death Benefit Rider(s)."

              Automatic Termination of this Rider:

              This Rider will automatically terminate if (i) the Contract is continued under the Beneficiary Continuation Option, if applicable, or (ii) amounts under the Contract are applied to a supplementary contract to provide an annuity benefit including any benefit available on the Maturity Date, or (iii) except as provided below, you change the Owner of the Contract, or (iv) you make an absolute assignment of this Contract, or (v) termination is required by an endorsement to your Contract, or (vi) the Contract terminates, or (vii) Spousal Continuation is elected and
              1) the surviving spouse is age [76] or older as of the date of the Owner's death and 2) the Protection with Investment Performance Account Investment Options have no value.

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              Upon effecting termination of this Rider as described in items
              (iii) and (iv) of the preceding paragraph, you must then either 1) withdraw your entire Protection with Investment Performance Account Value, or 2) transfer your entire Protection with Investment Performance Account Value to the Investment Performance Account Investment Options. Once you have terminated this Rider amounts may no longer be allocated to the Protection with Investment Performance Account Investment Options.

              In accordance with clause (iii) in the first paragraph of this section, this Rider will not terminate if either of the following occurs:

              1. a Contract is owned by a Non-natural Owner, and the Owner is changed to an individual, this Rider will not terminate and its benefits will continue to be determined by the Annuitant, or Joint Annuitant, as applicable, at the time of ownership change.

              2. a Contract is owned by an individual, and the Owner is changed to a trust and the beneficial owner(s) remains the former Owner or his or her family members, this Rider will not terminate and its benefits continue to be determined by the original Owner. Family member means members of the immediate family and other relatives. Immediate family means spouse, domestic partner, civil union partner, parent, child, adopted child, stepchild, brother and sister. Other relatives means grandparent, grandchildren, aunt, uncle, niece, nephew, and in-laws.

              Effect of Termination of this Rider on your Death Benefit

                    The effect of termination of this Rider on your Death Benefit is described in the "Endorsement Applicable to Termination of an Optional Guaranteed Income Benefit and or the Termination or Change of an Optional Guaranteed Minimum Death Benefit Rider(s)."

Upon the termination of this Rider, the charge for the Benefit, as shown in
Section VI of this Rider, ends.

VII. SPECIAL RULES APPLICABLE TO YOUR RIDER WHEN THE OWNER IS OTHER THAN AN INDIVIDUAL

For Contracts with Non-Natural Owners, lifetime income is guaranteed for the life of the Annuitant. A GIB that by its terms accumulates to the Contract Date Anniversary following the Owner's [95th ] birthday will accumulate to the Contract Date Anniversary following the Annuitant's [95th] birthday. Reference to Owner in this Rider would apply to the Annuitant for purposes of determing GIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner's [95th ] birthday will be limited to the Contract Date Anniversary following the Annuitant's [95th ] birthday. If there are Joint Annuitants named under Contracts with Non-Natural Owners, the GIB will accumulate to the Contract Date Anniversary following the older Joint Annuitant's [95th ] birthday. Reference to Owner in this Rider would apply to the older Joint Annuitant for purposes of determing GIB Payments. Also, any reset will be limited to the Contract Date Anniversary following the [95th ] birthday of the older Joint Annuitant.

 For Contracts with Joint Owners, lifetime income is guaranteed for the life of the older Joint Owner. A GIB that by its terms accumulates to the Contract Date Anniversary following the Owner's [95th ] birthday will accumulate to the Contract Date Anniversary following the [95th ] birthday of the older Joint Owner. Reference

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to Owner in this Rider would apply to the older Joint Owner for purposes of determing GIB payments. Also, any Reset provision which is limited to the Contract Date Anniversary following the Owner's [95th] birthday will be limited to the Contract Date Anniversary following the [95th ] birthday of the older Joint Owner.

REPORTS AND NOTICES

At least once each year until the Maturity Date, we will send you a report showing: the GIB Benefit Base and the related GIB Annual Withdrawal Amount described in Section II. B. of this Rider.

A report as described above or any written notice as described in any other Section will be satisfied by our mailing any such report or notice to your last known address as shown in our records.

Notices sent to us will not be effective until received at the Processing Office. Your Contract Number should be included in all correspondence.


AXA EQUITABLE LIFE INSURANCE COMPANY


[                                        [
/s/ Christopher M. Condron               /s/ Karen Field Hazin
--------------------------               ---------------------]
Christopher M. Condron                   Karen Field Hazin, Vice President,
Chairman, President and                  Secretary and Associate General Counsel
Chief Executive Officer]













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